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                                                                     EXHIBIT 3.2



                          CERTIFICATE OF AMENDMENT TO
            AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                             NATIONAL REALTY, L.P.
                    (originally named SOUTHMARK MLP, L.P.)



              NATIONAL REALTY, L.P., a limited partnership organized under Delaware Revised Uniform Limited Partnership Act, 6 Del. C. (S)17-101, et seq.
                                                                       -- ---
(the "Act"), for the purpose of amending its Amended and Restated Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on January 29, 1996 (the "Restated Certificate"), in accordance with
(S)17-202 of the Act, hereby certifies that as of December 21, 1998, Article Three of the Restated Certificate is amended in order to reflect the new general partner of the Partnership, to read in its entirety as follows:


                                 Article Three
                                 -------------

              The name and business address of the sole general partner of the Partnership is:

               NAME:                         BUSINESS ADDRESS:
               NRLP Management Corp.         10670 North Central Expressway
                                             Suite 600
                                             Dallas, TX 75231

              IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed as of the 18th day of December, 1998, and is being filed in accordance with (S)17-206 of the Act by the General Partner thereunto duly authorized.

                                        NEWLY DESIGNATED GENERAL PARTNER:
                                        NRLP MANAGEMENT CORP.



                                        By:  /s/ Robert A. Waldman
                                             ------------------------------
                                             Robert A. Waldman, Senior Vice
                                             President


                                        WITHDRAWING GENERAL PARTNER:
                                        SYNTEK ASSET MANAGEMENT, L.P.

                                        By:  SYNTEK ASSET MANAGEMENT, INC.,
                                             Managing General Partner


                                             By:  /s/ Robert A. Waldman
                                                  ------------------------------
                                                  Robert A. Waldman, Senior Vice
                                                  President